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                                                                     EXHIBIT 4.2

                               WARRANT CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

         EXERCISABLE ON OR BEFORE ________________ ___, 2003

No.                                         Warrants to purchase ________ shares

                               Warrant Certificate

                           WESTBURY METALS GROUP, INC.

         Warrant, dated as of _____________ __, _____, issued by WESTBURY METALS GROUP, INC., a New York corporation, (the "Company") to___________________ (the "Holder") or registered assigns.

         The Company hereby agrees as follows:

         1. Grant. The Company hereby grants to Holder, the right, privilege and option to purchase from the Company ____________ shares (the "Warrant Shares") of common stock, par value $0.001 per share (the "Common Stock"), of the Company, subject to adjustment as provided in Section 6, at the exercise price of $4.00 per share (the "Exercise Price"), all subject to the terms and upon the conditions set forth herein.

         2. Exercise of Warrant. This Warrant is exercisable commencing on the date hereof and will expire at 5:00 p.m., New York City time, on ______________ __, 2003 (the "Expiration Date"), subject to the right of the Company to redeem this Warrant as described in Section 3.

         3. Method of Exercise and Redemption of Warrant. Unless this Warrant has been redeemed by the Company as provided in this Section 3, the Holder may exercise this Warrant at or prior to its expiration on the Expiration Date. This Warrant may be exercised by the Holder or redeemed by the Company as follows:

                  (a) This Warrant may be exercised in whole at any time, or in part from time to time, by delivery of this Warrant to the Company at its principal place of business, accompanied by a check payable to the Company in payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is exercised.



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                  (b) As soon as practicable after each such exercise of the
Warrant Shares, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant shall be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be physically delivered to the Holder.

                  (c) The Company may redeem this Warrant as to one-third of the number of Warrant Shares, at a price of $.0001 per Warrant Share (the "Redemption Price"), at its option, at any time if the average of the closing average of bid and asked prices for the Common Stock on the NASD Over the Counter Bulletin Board (the "Bulletin Board") or, if the Common Stock then trades on any national exchange (including the NASDAQ), on such national exchange, is at least $5.50 per share for twenty (20) consecutive trading days. The Company may redeem this Warrant as to an additional one-third of the number of originally issued Warrant Shares, at the Redemption Price, at its option, at any time if the average of the closing average of bid and asked prices for the Common Stock on the Bulletin Board or the applicable national exchange is at least $6.25 per share for twenty (20) consecutive trading days. The Company may redeem this Warrant as to all of the Warrant Shares, at the Redemption Price, at its option, at any time if the average of the closing average of bid and asked prices for the Common Stock on the Bulletin Board or the applicable national exchange is at least $7.00 per share for twenty (20) consecutive trading days. From and after the date fixed for redemption by notice given pursuant to Section 3(d) (the "Redemption Date"), the right to purchase Warrant Shares with respect to the redeemed portion of this Warrant shall cease, and the Holder shall be entitled to payment of the Redemption Price with respect to the portion of this Warrant so redeemed (and to receive a new Warrant of like tenor and date with respect to the unredeemed portion of this Warrant) upon surrender of this Warrant to the Company. The Company cannot redeem Warrant Shares pursuant to this provision more than once in any thirty (30) day period.

                  (d) Notice of redemption of this Warrant shall be given at least thirty (30) days prior to the Redemption Date by mailing, by registered or certified mail, return receipt requested, a copy of such notice to the Holder at its address appearing on the books or transfer records of the Company or such other address as may be designated by the Holder by notice to the Company. Notwithstanding the giving of such notice, the Holder shall be entitled to exercise this Warrant at any time prior to the Redemption Date.

         4. Payment of Taxes.

                  (a) The Company shall pay all documentary stamp taxes attributable to the issuance of shares of Common Stock upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any Warrants, warrant certificates or certificates for Warrant Shares purchased pursuant hereto in a name other than that of the Holder, and the Company shall not be required to issue or deliver such Warrants, warrant certificates or other certificates unless or until the person or persons requesting the


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issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (b) The Company's obligation to deliver Warrant Shares upon the exercise of this Warrant or any portion thereof shall be subject to the payment by the Holder of any applicable federal, state and local withholding tax. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Holder of any federal, state or local taxes required to be withheld with respect to such payment. Subject to the right of the Company's Board of Directors or any committee thereof to disapprove any such election and require payment of the withholding tax in cash, the Holder shall have the right to elect to pay the withholding tax with shares of Common Stock to be received upon exercise of this Warrant or any portion thereof or which are otherwise owned by the Holder. Upon the exercise of any portion of this Warrant, any election to pay withholding taxes with stock shall be irrevocable once made with respect to such portion. For purposes of this
Section 4(b), shares of Common Stock used to pay withholding tax shall be valued at the then current market price.

         5. Restriction on Transfer of Warrants. The Holder hereof, by the Holder's acceptance hereof, hereby represents and warrants to, and agrees with, the Company that (a) the Holder has been informed that neither this Warrant nor the Warrant Shares have been registered for sale under any federal or state securities laws and that this Warrant is being offered and sold to the Holder and, upon the exercise of this Warrant, the Warrant Shares will be sold to the Holder, pursuant to an exemption from registration under the Securities Act, or pursuant to a registration statement filed by the Company pursuant to registration rights granted in connection with the issuance of this Warrant; (b) the Holder is an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act) and is acquiring this Warrant and, if the exercise of this Warrant is not registered under the Securities Act and applicable state securities laws, will acquire the Warrant Shares for the Holder's own account for investment only and not with a view to distribution; (c) this Warrant and the Warrant Shares may not be transferred or sold, in whole or in part, unless such transfer or sale is registered under the Securities Act and applicable state securities laws or exempt from such registration; and (d) if the exercise of this Warrant is not registered under the Securities Act and applicable state securities laws, prior to the exercise of this Warrant, the Holder shall provide to the Company in writing such information as the Company may reasonably request to establish that the exercise of this Warrant by the Holder is exempt from registration under the Securities Act and applicable state securities laws.

         If a transfer of this Warrant is permitted pursuant to the preceding paragraph of this Section 5, the Holder shall execute and deliver to the Company, a completed Assignment in the form attached hereto as Exhibit A. Upon the Company's determination that the requirements for transfer of this Warrant have been satisfied, receipt of the completed and duly executed Assignment, and surrender of this Warrant, the Company shall, as promptly as practicable, deliver to the transferee a new Warrant of like tenor and date for that portion of the Warrant Shares as to which this Warrant is being transferred and shall deliver to the Holder a new Warrant of like tenor and date for the balance, if any, of the Warrant Shares.

         6. Anti-Dilution Provisions.

                  (a) In the event the Company shall (i) declare or pay a dividend on its outstanding shares of Common Stock in shares of Common Stock or make a distribution to all holders of its


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outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its outstanding shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation, merger or other business combination in which the Company is the surviving corporation), the number and kind of Warrant Shares issuable upon exercise of this Warrant and/or the Exercise Price shall be adjusted as the Company's Board of Directors determines to be equitable so that the Holder upon exercise hereof shall be entitled to receive the number and kind of Warrant Shares or other securities of the Company that the Holder would have been entitled to receive after the occurrence of any of such events had this Warrant been exercised immediately prior to the occurrence of such event or any record date with respect thereto.
An adjustment made pursuant to this Section 6(a) shall become effective on the date of the dividend payment, distribution, subdivision, combination or reclassification, retroactive to any record date with respect thereto. The provisions of this Section 6(a) shall similarly apply to successive events on a cumulative basis.

                  (b) In case of any consolidation of the Company with, or merger of the Company into, another person (whether or not the Company is the surviving corporation), or in the case of any sale, transfer or lease to another person of all or substantially all of the assets of the Company, the Company or such successor, as the case may be, shall deliver to the Holder an undertaking that the Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such transaction to purchase upon exercise of this Warrant the kind and amount of securities, cash and property which the Holder would have been entitled to receive after the consummation of such consolidation, merger, sale, transfer or lease had this Warrant been exercised immediately prior to such transaction, and if the successor or purchaser is not a corporation, such person shall provide tax indemnification with respect to such shares and other securities and property so that, upon exercise of this Warrant, the Holder will have the same benefits the Holder otherwise would have had if such successor or purchaser were a corporation. The provisions of this
Section 6(b) shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

         7. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Common Stock upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by the Company by rounding down to the nearest whole number of shares of Common Stock.

         8. Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant for and payment of the Exercise Price therefor, all shares of Common Stock issuable upon such exercise shall be duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights of any stockholder.

         9. Right to Notice. If the Company shall propose to engage in any transaction with respect to which adjustment of the Exercise Price or the kind or amount of securities, property or other assets receivable upon exercise of this Warrant would be required pursuant to Section 6, the Company shall cause


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to be mailed to the Holder, at least ten (10) days prior to the applicable date hereinafter specified, a notice describing such transaction and stating (a) in the case of any dividend, distribution or grant of rights or warrants to all holders of shares of Common Stock, the date on which a record is to be taken for such purpose or, if a record is not to be so taken, the date as of which the holders of Common Stock of record to be entitled thereto are to be determined,
(b) in the case of any other transaction described in Section 6 in which all holders of Common Stock of record are entitled to participate, the date on which such transaction is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, property or other assets deliverable upon such transaction, and (c) in the case of any other transaction, the date on which it is expected to occur or become effective. Failure to give such notice or any defect therein shall not affect the validity of any action taken or transaction consummated by the Company.

         10. No Rights as a Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company.

         11. Notices. All notices, requests, consents and other communications hereunder shall be effective only if given in writing and shall be deemed to have been duly made or given when delivered, or three days after being mailed by registered or certified mail, return receipt requested:

                  (a) If to the Holder, to the address of the Holder as shown on the books of the Company or as otherwise designated as provided for herein; or

                  (b) If to the Company, to 750 Shames Drive, Westbury, New York 11590, Attention: Michael Huber, or to such other address as the Company may designate by notice to the Holder.

         12. Amendment. This Warrant may not be amended or supplemented except by an instrument in writing executed by the Company and the Holder.

         13. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State (without regard to the conflict of laws principles thereof).

         14. Jurisdiction. Any legal action or proceeding with respect to this Warrant may be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, and by acceptance of this Warrant, the Holder accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. By acceptance of this Warrant, the Holder waives and agrees not to assert as a defense in any action, suit or proceeding for the interpretation or enforcement of this Warrant, that the Holder is not subject to the jurisdiction of such courts or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Warrant may not be enforced in or by said courts or that the Holder's property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or (provided that process shall be served in any manner referred to in the following sentence) that service of process upon the Holder is ineffective. Service


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of process in any such action, suit or proceeding may be made upon the Company or the Holder in any manner permitted by the laws of the State of New York or the federal laws of the United States or as follows: (i) by personal service or
(ii) by certified or registered mail to the Holder or the Company, as applicable, at its address for notice pursuant to Section 11. Service of process upon the Holder or the Company in any manner referred to in the preceding sentence shall be deemed in every respect effective service of process upon the Holder or the Company.

         15. Benefits of This Warrant. Nothing in this Warrant shall be construed to give to any person other than the Company and the Holder and its assigns any legal or equitable right, remedy or claim under this Warrant, and this Warrant shall be for the exclusive benefit of the Company and the Holder and its assigns.

         16. Headings. The headings in this Warrant are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed on its behalf.

                                        WESTBURY METALS GROUP, INC.

                                        By:__________________________________

                                        Name:________________________________

                                        Title:_______________________________



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                                                                  EXECUTION COPY



                                    EXHIBIT A

                              [FORM OF ASSIGNMENT]

       (To be executed by the registered holder if the holder desires to transfer the Warrants)



                  FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers the within Warrant No. _____ of WESTBURY METALS GROUP, INC. (the "Company"), dated ____________, _____, to the extent of the rights evidenced by said Warrants to purchase ___________________ Warrant Shares, unto ________________________ at an address of
___________________________________________________________________, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________________________ attorney, to transfer said Warrant on the books of the Company, with full power of substitution.

         If this assignment is made as to less than all of the Warrant Shares evidenced by said Warrant, a new Warrant of like tenor and date shall be issued in the name of and delivered to the registered holder for the balance of the Warrant Shares evidenced by said Warrant.

DATED:___________________________________

Signature:

_________________________________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant, in every particular, without alteration or enlargement or any change whatsoever.)